2016 RBC Capital Markets Financial Institutions Conference Aleem Gillani, Chief Financial Officer, SunTrust Banks, Inc. March 8, 2016

2 The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. We reconcile those measures to GAAP measures within the presentation or in the appendix. In this presentation, we present net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. We believe this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding future levels of the efficiency ratio are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “opportunity,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC. Those factors include: current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to increased capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our MSRs and mortgages held for sale due to changes in interest rates; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down some portion of our goodwill; our financial instruments measured at fair value expose us to certain market risks; our stock price can be volatile; we might not pay dividends on our stock; and certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect. Important Cautionary Statement

3 Investment Thesis Why invest in SunTrust? Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position Supports Growth

SunTrust Overview

Strong & Diverse Franchise | Improving Returns & Efficiency | Investing in Growth Opportunities | Strong Capital Position

Who is SunTrust?

- A leading financial institution focused on meeting clients' needs and improving their financial well-being
- Our organization is differentiated by:
  - A **Client First** culture and a **One Team** approach
  - Being the **right size**—large enough to compete with the largest banks while still being nimble
  - **Leading market shares** in high growth and densely populated markets in the Southeast and Mid-Atlantic
  - **Business diversity**—a strong regional bank with key national businesses and full product capabilities

Key Dimensions[1] (Rank[2])

Assets	$191B (11th)
Loans	$136B (8th)
Deposits	$150B (10th)
Branches	1,401 (8th)
ATMs	2,160 (10th)
Market Capitalization	$18.6B
Clients	~4.7MM
Teammates[3]	24,043

Diverse Business Mix[4]

(by revenue)


Mortgage Banking 12%
Corporate & Investment Banking 20%
Commercial & Business Banking 14%
CRE: 3%
Consumer Banking 32%
Private Wealth Management 12%
Consumer Lending 8%

Attractive Footprint


Deposit Market Share in Respective Top 10 MSAs[5]
13.7%
6.9%
SunTrust
Peer Median


Projected Population Growth of Deposit Footprint[6]
5.8%
3.3%
SunTrust
Peer Median

See Appendix slide #20 for footnotes

4

SUNTRUST

5 0.34% 0.26% 2014 2015 2% 9% Loan Growth Client Deposit Growth 2015 Financial Performance Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position 1. Book value per share was $41.52 and $43.66 at the end of 2014 and 2015, respectively. See Appendix slide #17 for a reconcilement to book value per share $3.23 $3.58 2014 2015 Earnings Per Share Average Loan & Deposit Growth (growth rates represent 2014 vs. 2015) Net Charge-off Ratio Tangible Book Value per Share1 $29.82 $31.65 2014 2015

6 72% 63% 2011 2015 Strategic Consistency Key Strategies Evidence of Success 2011 Ongoing Meet More Client Needs 2011 – 2015 CAGRs 10% Investment Banking Income 17% Credit Card Balances1 4% Client Deposits1 1 Adjusted Tangible Efficiency Ratio2 Improve Efficiency 2 Optimize the Balance Sheet & Enhance Returns % Residential-Related Loans3 ROA 3 Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position 1. Based on average balances 2. GAAP efficiency ratios were 72.0% and 63.1% for 2011 and 2015, respectively. Please refer to appendix slide #16 for GAAP reconciliations 3. Includes guaranteed residential mortgages, non-guaranteed residential mortgages, home equity products, and residential construction loans based on period-end balances 7% Retail Investment Income 38% 29% 2011 2015 0.38% 1.02% 2011 2015

7 71.7% 68.9% 65.3% 63.0% 62.7% < 60% 2011 2012 2013 2014 2015 Long-Term Target Continued Efficiency Progress Achieved <63% target in 2015; targeting 2016 efficiency ratio to improve relative to 2015 17% reduction in noninterest expense Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position 1. GAAP efficiency ratios were 72.0%, 59.3%, 71.2%, 66.7%, and 63.1% for 2011, 2012, 2013, 2014, and 2015, respectively. Please refer to appendix slide #16 for GAAP reconciliations Adjusted Tangible Efficiency Ratio1

8 0.78% 9.3% 0.97% 11.3% 1.02% 11.6% ROA ROTCE 2013 2014 2015 Balance Sheet Optimization Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position Commercial & Industrial 49% Residential Mortgage (Non-Guaranteed) 18% Maintain Diversity1 Notable Statistics  Commercial & Industrial Portfolio: 20+ industry sectors & LOB’s □ Maximum exposure to any sector3: 6% of loans  Consumer / Residential Portfolio4: Average FICO score of 750+ 1 Continue Focus on Returns 2 2 See Appendix slide #20 for footnotes

9 2.5% 3.2% 4.2% 4.3% 4.5% 4.5% 4.8% 6.7% 6.9% 7.2% 7.4% STI Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 0.42% 0.46% 0.49% 0.51% 0.56% 0.60% 0.75% 0.92% 1.01% 1.17% 1.25% Peer 1 Peer 2 STI Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 4.5% 4.5% 4.6% 4.7% 5.0% 5.2% 5.6% 5.8% 6.5% 6.9% 10.8% STI Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Strong Credit Quality Nonperforming Loan Ratio1 9-Quarter Loss Rate for CCAR 20153 Commercial Criticized Loans2 Midstream 53% Exploration & Production 23% Drilling & OFS 15% Manageable Energy Risk Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position 2.2% of Loans Outstanding with Favorable Mix See Appendix slide #20 for footnotes

10 2013 2015 $54.1 $67.9 2013 2015 $356 $461 2013 2015 Wholesale Banking Leverage Differentiated Model… Full Product Capabilities Industry Vertical Expertise Middle Market Focus OneTeam Approach Balance Sheet      Universal Banks      Regional Banks      Boutique Firms …To Drive Continued Long-Term Growth Left Lead Relationships Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position Success of the SunTrust OneTeam Approach1  36% increase in capital markets revenue from Commercial Banking, CRE, and PWM clients  49% increase in the number of M&A and syndicated loan transactions from Commercial Banking, CRE, and PWM clients $39.6 $50.4 2013 2015 Average Deposits ($B) Average Loans ($B) Investment Banking Income ($MM) 2 1      SunTrust Wholesale Banking 1. Growth rates represent year-over-year growth from 2014 to 2015

11 $11.3 $10.1 $3.6 $7.2 2013 2015 Consumer Indirect Consumer Direct Consumer Banking & PWM Continue to Execute Omni-Channel Strategy Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position ATM Digital Contact Center Branch Grow Direct Consumer Lending2 Grow Wealth Management-Related Revenue3 $598 $634 2013 2015 2 1 2 ($ in billions) ($ in millions) 38% Consumer Deposits that are Self-Service 14% CPWM Sales which are Digital1 48% Consumers who are Paperless See Appendix slide #20 for footnotes

12 Delivering the Bank CBB CIB CRE T&PS Wholesale Banking 8u Private Wealth CPWM 8u Mortgage Intra-segment  Roll-out of LightStream to branch network  Meeting capital markets needs of Commercial, CRE, and PWM clients  Credit card offering to Mortgage clients at close  Commercial & Business Banking (CBB) referrals into PWM Inter-segment Key Examples Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position

13 Average Loan Growth ($B) 48% 62% 2014 2015 $130.9 $133.6 2014 2015 Strong Capital Position Supports Growth  LightStream (2012)  Lantana Oil & Gas Partners (2014)  MSR acquisitions ($26 billion UPB since January 2014) Increased Capital Returns M&A Organic Growth Fully Phased-in Tier 1 Common1 Stressed Capital Erosion2 Strong Capital Position Allows For… 2.4% 4.0% SunTrust Traditional Banks Median #1 out of 18 3 Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position 1 2 3 9.8% Basel III CET1 Payout Ratio4 See Appendix slide #20 for footnotes

14 Investment Thesis Why invest in SunTrust? Investing in Growth Opportunities Strong & Diverse Franchise Improving Returns & Efficiency Strong Capital Position Supports Growth    

Appendix

Reconciliation of Adjusted Tangible Efficiency Ratio

($ in millions)

	2011	2012	2013	2014	2015
Reported (GAAP) Basis					
Reported Net Interest Income - FTE	$5,179	$5,225	$4,980	4,982	4,906
Reported Noninterest Income	3,421	5,373	3,214	3,323	3,268
Reported Revenue - FTE	8,600	10,598	8,194	8,305	8,174
Reported Noninterest Expense[1]	6,194	6,284	5,831	5,543	5,160
Reported Amortization Expense	43	46	23	25	40
Reported Efficiency Ratio	72.0%	59.3%	71.2%	66.7%	63.1%
Reported Tangible Efficiency Ratio	71.5%	58.9%	70.9%	66.4%	62.6%
Adjusted Basis					
Reported Revenue - FTE	$8,600	$10,598	$8,194	$8,305	$8,174
Adjustment Items:					
3Q-4Q 12 student / Ginnie Mae loan sale (losses)	-	(92)	-	-	-
Fair value mark-to-market and securities gains/(losses)[2]	197	1,934	(2)	(1)	33
HARP 2.0 MSR valuation adjustment	(38)	-	-	-	-
GSE mortgage repurchase settlements	-	-	(63)	-	-
RidgeWorth sale	-	-	-	105	-
Legacy affordable housing recovery	-	-	-	-	18
Adjusted Revenue - FTE[3]	8,441	8,756	8,260	8,202	8,123
Reported Noninterest Expense	6,194	6,284	5,831	5,543	5,160
Adjustment Items:					
Legacy affordable housing impairment	10	96	-	28	-
Charitable contribution of KO shares	-	38	-	-	-
Real estate charge	-	17	-	-	-
Goodwill impairment	-	7	-	-	-
Loss on debt extinguishment	(3)	16	-	-	24
Pension curtailment, net of 401(k) contribution	(60)	-	-	-	-
Severance	27	40	-	-	-
Impact of certain legacy mortgage legal matters	-	-	323	324	-
Mortgage servicing advances allowance increase	-	-	96	-	-
Potential mortgage servicing settlement & claims expen	120	-	-	-	-
Adjusted Noninterest Expense[3]	6,099	6,070	5,412	5,190	5,135
Adjusted Efficiency Ratio	72.3%	69.3%	65.5%	63.3%	63.2%
Adjusted Tangible Efficiency Ratio	71.7%	68.9%	65.3%	63.0%	62.7%

1. In accordance with updated GAAP, amortization of affordable housing investments of $40 million, $39 million, and $49 million were reclassified and are now presented in provision for income taxes for the 2011, 2012, and 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Fair value items include debt, trading positions, auction rate securities, and certain mortgage loans
3. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions

Note: Totals may not foot due to rounding

16

SunTrust

17 Reconciliation of Tangible Book Value Per Share & ROTCE ($ in billions, except per-share data) 1. SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity, as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry. Note: Totals may not foot due to rounding Dec 31 Dec 31 Dec 31 2013 2014 2015 Tangible book value per share Total shareholders' equity $21.4 $23.0 $23.4 Goodwill, net of deferred taxes of $186 million, $214 million, and $240 million, respectively (6.2) (6.1) (6.1) Other intangible assets, net of deferred taxes of $2 million, $0, and $3 million, respectively, and MSRs (1.3) (1.2) (1.3) MSRs 1.3 1.2 1.3 Tangible equity 15.2 16.9 17.3 Preferred Stock (0.7) (1.2) (1.2) Tangible common equity $14.5 $15.6 $16.1 Tangible book value per common share1 $27.01 $29.82 $31.65 ROTCE Return on average common shareholders’ equity 6.3% 8.1% 8.4% Effect of removing intangible assets, excluding MSRs 2.9% 3.3% 3.2% Return on tangible common equity 9.3% 11.3% 11.6%

18 Reconciliation of Common Equity Tier 1 Ratio1 ($ in billions) 4Q 15 Common Equity Tier 1 – Transitional $16.4 Adjustments2 (0.1) Common Equity Tier 1 – Fully phased-in $16.4 Risk-weighted Assets: Common Equity Tier 1 – Transitional $164.9 Adjustments3 2.0 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $166.8 Common Equity Tier 1 – Transitional 10.0% Common Equity Tier 1 – Fully phased-in 9.8% 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis Note: Totals may not foot due to rounding

19 Energy Portfolio Details ($ in billions) Portfolio Overview Commentary Note: All data as of December 31, 2015. Totals may not foot due to rounding  86% of nonaccrual loans were current as of December 31, 2015  Immaterial second lien exposure  Strong overall collateral coverage  4.6% reserves for energy portfolio  Robust and experienced team with more than 60 energy specialists, including on-staff petroleum reserve engineers □ Average tenure of 14+ years with SunTrust and 30+ years in risk management Sector Exposure Outstandings Nonaccruals Criticized Accruing Total Criticized Downstream $1.4 $0.2 0% 0% 0% Midstream $4.3 $1.6 0% 6% 6% Upstream (E&P) $2.1 $0.7 11% 33% 44% Drilling / Oilfield Services (OFS) $1.4 $0.5 21% 14% 34% Other $0.1 $0.1 0% 6% 6% Total $9.3 $3.1 6% 13% 19% Criticized Loans

20 Footnotes Slide #4: 1. Assets, loans, deposits, branches, ATMs, and teammate data as of December 31, 2015; market capitalization as of March 3, 2016 2. Rank is amongst U.S. bank holding companies and excludes non-traditional banks. Asset and loan rankings are sourced via bank holding company regulatory filings (Y-9C) and are as of December 31, 2015. Deposit and branch rankings are sourced via FDIC deposit market share data, and are as of June 30, 2015, on a pro-forma basis. ATM rankings are sourced via SNL Financial and are as of December 31, 2015 3. Represents full-time equivalent employees 4. Based on revenue over the 12 months ending December 31, 2015. Totals may not foot due to rounding 5. Source: SNL Financial, as of June 30, 2015, based on top 10 MSAs (by deposits) for each institution. Numerator is company’s total deposits in its top 10 MSAs and denominator is total deposits in those 10 MSAs 6. Source: SNL Financial, as of February 7, 2016, based on five-year projected change (2016-2021). Deposit weighted by MSAs and counties not in any MSA’s Note: Peer group includes BBT, CMA, COF, FITB, KEY, MTB, PNC, RF, USB, WFC Slide #11: 1. Defined as all new account center units sales plus national and SunTrust.com unit sales for LightStream 2. Balances as of December 31. Excludes residential mortgage, home equity, and guaranteed student loans. Consumer indirect loans primarily consist of indirect auto. Consumer direct loans include credit card 3. Includes retail investment income and trust and investment management income. Excludes RidgeWorth revenue Slide #13: 1. Please see Appendix slide #18 to reconcile to GAAP CET1 ratio 2. Represents the difference between the starting and minimum Basel III Common Equity Tier 1 Ratios resulting from the Federal Reserve’s 2015 CCAR severely adverse scenario 3. CCAR 2015 Traditional Banks include BAC, BBT, BBVA, BMO, C, CFG, CMA, FITB, HBAN, JPM, KEY, MTB, PNC, RF, STI, USB, WFC, ZION 4. Payout Ratio = (Common Stock Dividends and Share Repurchases) / Net Income Available to Common Shareholders Slide #9: 1. Represents nonaccrual loans divided by total loans (excluding loans held for sale). Source: Y-9C bank holding company regulatory filings as of December 31, 2015 2. Represents commercial criticized loans divided by total commercial loans (excluding loans held for sale). Source: company financials as of December 31, 2015 3. Source: Federal Reserve (http://www.federalreserve.gov/newsevents/press/bcreg/bcreg20150305a1.pdf). Represents Federal Reserve’s estimate of loan losses over 9 quarters (as a % of average total loans) in a severely adverse economic scenario Note: Peer group include: BBT, CMA, COF, FITB, KEY, MTB, PNC, RF, USB, WFC Slide #8: 1. Data as of December 31, 2015. Consumer Lending includes consumer direct loans (other than student guaranteed), consumer indirect loans and consumer credit cards. Guaranteed includes guaranteed student loans and guaranteed residential mortgages. Construction includes both commercial and residential construction. Note: totals may not foot due to rounding 2. Return on average common shareholders’ equity was 6.3%, 8.1%, and 8.4% for 2013, 2014, and 2015, respectively. See Appendix slide #17 for a reconcilement to return on tangible common equity 3. Not including real estate loans which are classified as C&I 4. Represents weighted average score for 2015. Includes consumer loans, home equity, and residential mortgage. Excludes guaranteed loans